EXHIBIT 10.1


                      INTERNATIONAL DISTRIBUTOR AGREEMENT


     This INTERNATIONAL DISTRIBUTOR AGREEMENT (the "Agreement") is entered into effective July 1st, 1999 (the "Effective Date") by and between FUSION MEDICAL TECHNOLOGIES, INC., a Delaware corporation with a principal place of business at 1615 Plymouth Street, Mountain View, CA 94043 ("FMT") and SULZER SPINE-TECH INC., a Delaware corporation with a principal place of business at 7375 Bush Lake Rd., Minneapolis, MN 55439-2027 ("SST").

                                  BACKGROUND

     A. FMT is engaged in the business of manufacturing, distributing, and selling Products (as defined below); and

     B. SST desires to distribute and sell Products to customers in the Territory (as defined below); and

     C. SST desires to purchase from FMT, and FMT desires to sell to SST, Products for resale in the Territory; and

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.     Definitions.
       -----------

       1.1     "Affiliate" shall mean any corporation or other entity, which is
                ---------
directly or indirectly controlling, controlled by or under common control with FMT or SST. For the purpose of this Agreement, "control" shall mean the direct or indirect ownership of fifty percent (50%) or more of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

       1.2     "Customers" shall mean SST's end-user customers solicited by SST
                ---------
or its Subdistributors within the Territory.

       1.3     "Field of Use" shall mean spinal and cranial applications of
                ------------
hemostatic agents.

       1.4     "Gross Profits" shall mean net revenues derived by SST from the
                -------------
sale of the Products in the Territory less (i) the cost of the Products sold,
(ii) sales, use, and/or other excise taxes or duties actually paid, (iii) the cost of any packaging, shipping and handling, (iv) [*] and (vi) [*]

       1.5     "Gross Sales" shall mean the total amounts invoiced by SST, its
                -----------
Affiliates, or its Subdistributors to third parties for the sale of Products, less sales taxes, in each case if charged separately on the invoice and paid by

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      with the Commission. Confidential treatment has been requested with respect to the omitted portion.

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the customer.  A "sale" shall include any transfer or other disposition for consideration other than cash, in which case such consideration shall be valued at the fair market value thereof.

       1.6     "Product" or "Products" means those products listed in Exhibit A
                ---------------------
attached hereto, and as revised by the parties pursuant to Section 2.3 below. The Products listed on Exhibit A, and as revised pursuant to Section 2.3 below, may be changed, discontinued or added by FMT, at its sole discretion with twelve (12) months notice to SST.

       1.7     "Product Specifications" shall mean FMT's product specifications
                ----------------------
as set forth in Exhibit B attached hereto, and as may be amended from time to time by FMT.

       1.8     "Subdistributor" shall mean a third party whom SST has granted
                --------------
the right to distribute the Products under Section 2.4 hereto.

       1.9     "Territory" shall mean, as of the Effective Date, all countries
                ---------
worldwide, except those countries listed on Exhibit C attached hereto, as revised by the parties pursuant to Section 2.2 below.

2.     Appointment and Authority of SST.
       --------------------------------

       2.1     Exclusive Distributor.
               ---------------------

               2.1.1 Subject to the terms and conditions herein, FMT hereby appoints SST as FMT's exclusive sales distributor for the Products within the Territory in the Field of Use, and SST hereby accepts such appointment. SST's sole authority shall be to purchase Products from FMT and to promote, market and resell such Products for delivery to Customers in the Territory in the Field of Use in accordance with the terms of this Agreement. SST shall not have the authority to make any commitments whatsoever on behalf of FMT.

               2.1.2 Notwithstanding the rights granted to SST to distribute Products hereunder, SST shall have no right to directly:

                         (a) solicit sales, promote, market or sell (i) Products outside the Territory, or (ii) Products, other than Products in the Field of Use, in the Territory;

                         (b) advertise, market or promote (i) Products outside the Territory, or (ii) Products, other than Products in the Field of Use, in the Territory;

                         (c) solicit orders from persons or entities located outside the Territory.

       2.2     Countries.
               ---------

               2.2.1     Countries in which SST has not Initiated Direct
                         -----------------------------------------------
Conduct of Business.  As Product becomes available for distribution in the
-------------------
Field of Use in countries included within the Territory, FMT shall notify SST as to the availability of such Product in such country. Within [*] following receipt of such notice, the parties shall negotiate in good faith the terms under which SST shall initiate and maintain direct distribution of such Product in the Field of Use in such country. If the parties fail to reach written agreement within such period, SST shall have no further rights with respect to distribution rights for such Product in the Field of Use in such country and FMT shall have the right to appoint third parties to distribute such Product in the Field of Use in such country.


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               2.2.2     Additional Countries; Other than Japan.  As additional
                         --------------------------------------
countries, other than Japan, become available for inclusion in the Territory (for distribution of Products in the Field of Use), FMT will notify SST as to the availability of such country. Within [*] following receipt of such notice from FMT, SST will notify FMT in writing whether it wishes to include such country in the Territory. If SST notifies FMT in writing that it wishes to include such country in the Territory, concurrent with such notice to FMT, the Territory shall be expanded to include such country, and SST shall have exclusive distribution rights for Products in the Field of Use in such country, subject to the terms and condition of this Agreement. If SST fails to exercise such right within such [*] period, or if SST notifies FMT in writing that it does not wish to include such country within the Territory, then SST shall have no further rights with respect to such country.

               2.2.3     Japan.  In the event that Japan becomes available for
                         -----
inclusion in the Territory (for distribution of Products in the Field of Use), FMT will notify SST as to its availability. For a period of [*] after such notice, SST shall have an exclusive right to negotiate with FMT an exclusive license to distribute Products in the Field of Use in Japan, unless during such [*] period SST notifies FMT in writing that it does not desire rights to distribute Products in the Field of Use in Japan. If the parties fail to reach written agreement upon mutually acceptable terms for the distribution rights of Products in the Field of Use in Japan within such [*] period, SST shall have no further rights with respect to Japan.

       2.3     Additional Products.  Prior to commencing the commercialization
               -------------------
of [*] during the term of this Agreement, [*]. For a period of [*] after such notice, SST shall have [*] with FMT [*] to distribute such [*] in the Territory, unless during such [*] period SST notifies FMT in writing that it does not desire rights to distribute such [*]. If the parties fail to reach written agreement upon mutually acceptable terms for the distribution rights of such [*] within such [*] period, SST shall have no further rights with respect to the applicable [*].

       2.4     Subdistributors.  Subject to the provisions of this Section 2.4,
               ---------------
SST may appoint one or more third parties within any portion of the Territory to distribute the Products in the Field of Use to Customers (each a "Subdistributor"). Within [*] after the appointment of such Subdistributor, SST shall notify FMT of the identity of such Subdistributor. SST shall not sell or otherwise transfer Products to any Subdistributor until such Subdistributor enters into a form of written agreement ("Subdistributor Agreement") with SST, binding the Subdistributor to terms and conditions substantially similar to those terms and conditions agreed upon by SST in this Agreement. Further, SST shall only grant Subdistributors the right to make sales of Products directly to Customers in the Territory in the Field of Use. Distributor agrees to terminate a Subdistributor's right to distribute Products promptly upon becoming aware that such Subdistributor is selling or otherwise distributing Products, directly or indirectly, in a manner that is not in accordance with the provisions of this Article 2. Each Subdistributor Agreement shall contain provisions making FMT a direct and intended third party beneficiary of such Subdistributor Agreement, and SST hereby guarantees the


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performance of each such Subdistributor with the provisions listed in this
Section 2.4.

       2.5     Reservation of Rights.  Except as expressly provided in this
               ---------------------
Article 2, no right, title, or interest is granted, whether express or implied, by FMT to SST, and nothing in this Agreement shall be deemed to grant to SST rights in any products or technology other than the Products, nor shall any provision of this Agreement be deemed to restrict FMT's right to exploit technology, know-how, patents, or any other intellectual property rights relating to the Products in products other than Products. FMT reserves the right to appoint other authorized distributors or resellers outside the Territory without restriction. FMT also reserves the right to appoint third parties to distribute Products in the Territory in fields of use other than the Field of Use; provided, that (i) any such appointment shall contain terms reasonably restricting such distribution rights to a field of use other than spinal and cranial applications of hemostatic agents, and (ii) FMT shall notify SST of such appointment. SST acknowledges that this Agreement does not prohibit passive sales of Product in the Territory. It is further understood and agreed that FMT may distribute products, other than Products or products in the Field of Use, in the Territory, either directly or indirectly, for any and all uses.

       2.6     Conflict of Interest.  SST shall pursue reasonable sales
               --------------------
policies and procedures to realize the maximum sales potential for the Products in the Territory. SST agrees that any efforts by SST to sell competing products in the Territory would constitute a conflict of interest with respect to SST's obligations to market the Products, and SST warrants to FMT that it does not currently represent or promote any hemostatic products that compete with the Products. During the terms of this Agreement, SST shall not represent, promote or otherwise try to sell within the Territory any other products that, in FMT's reasonable judgment, compete with the Products.

       2.7     Sale Conveys No Right to Manufacture or Modify.  Products are
               ----------------------------------------------
offered for sale and are sold by FMT subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, modify, duplicate, or otherwise copy or reproduce any of the Products.

       2.8     Independent Contractors.  The relationship of FMT and SST
               -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint venture or common undertaking, or (iii) allow SST to create or assume any obligation on behalf of FMT for any purpose whatsoever. All financial and other obligations associated with SST's business are the sole responsibility of SST. SST shall be solely responsible for, and shall indemnify and hold FMT free and harmless from, any and all claims, damages or lawsuits (including FMT's attorneys' fees) arising out of the acts of SST, its employees or its agents.

3.     Advertising, Marketing and Promotion.
       ------------------------------------

       3.1     Advertising and Promotions.  SST shall, at its own expense, (i)
               --------------------------
reasonably promote the distribution of the Products in the Territory, and (ii) use its best efforts to promote and market the Products and to realize the maximum sales potential for the Products in the Territory. SST shall list the Products in its catalogs and make such Products available to its Customers.


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Such advertising and promotion may take the form of, but shall not be limited to, magazine advertising, direct mail promotion, trade show displays, educational seminars and other activities related to promoting Products

       3.2     Minimum Activities.  SST hereby commits, at a minimum, to
               ------------------
undertake the following marketing and promotional activities:

               (a) Development and execution of a promotional brochure for the Products;

               (b) Development and execution of a promotional mailer for the Products;

               (c) Development and execution of quarterly advertising for the Products in a spinal surgery journal;

               (d) Dedicated exhibit booth space for the Products at all U.S. and European meetings where SST exhibits, including but not limited to Product promotional graphics at the following meetings:

                                (i)     [*]

                                (ii)    [*]

                                (iii)   [*]

                                (iv)    [*]

               (e) Inclusion of Products in all SST surgeon training courses;

               (f) Inclusion of Products in product fairs at all SST medical advisory board meetings;

               (g) Launch promotion program for the Products with SST sales force;

               (h) Incorporation of the Products into SST sales training syllabus at first appropriate sales meeting;

               (i) Incorporation of the Product into SST sales training for new representatives; and

               (j) Establishment of the same commission and bonus structure for the Product as for all other SST products.

       3.3     SST Materials.  SST shall provide to FMT for purposes of review,
               -------------
comment and approval by FMT any and all promotional, advertising and educational materials and programs, package data sheets, and other literature relating to the Products at least fifteen (15) days prior to the commercial release of such materials or commencement of such programs.

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      with the Commission. Confidential treatment has been requested with respect to the omitted portion.

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       3.4     FMT Collaboration.  FMT will collaborate with SST in the
               -----------------
development of all marketing and promotional materials. FMT shall acknowledge SST's distributorship in all marketing and promotional materials prepared by FMT for use in the Territory in the Field of Use. All such materials shall be submitted to SST for its approval.

4.     Product Packaging and Labeling.
       ------------------------------


       4.1     Product, Packaging and Labeling.  Each Product shall be
               -------------------------------
delivered to Customer (if located in the U.S.), or SST, its Affiliate, or its Subdistributor (if Customer is located outside of the U.S.), at SST's request in its purchase order to FMT pursuant to Section 6.5 below, in a package (the "Package") containing the Product together with a Product insert, labeled as follows: "Manufactured by FMT." Unless otherwise instructed by FMT, SST shall deliver the Product to its Customers only as part of an unopened Package. SST shall not repackage Products supplied to SST by FMT hereunder without the prior written consent of FMT. In addition, except for the addition of information required by applicable laws and regulations, SST shall not re-label Products supplied to SST by FMT hereunder without the prior written consent of FMT. FMT shall be responsible for ensuring that all Products are packaged and labeled in accordance with the requirements set forth by the U.S. Food and Drug Administration ("FDA") and comparable regulatory authorities in the E.U..

       4.2     Proprietary Notices.  SST, its Affiliates, and its
               -------------------
Subdistributors shall not remove, alter, cover or obfuscate any logo, trademark notice or other proprietary rights notices placed or embedded by FMT on or in any Package or any of the items contained therein.

5.     Product Sales.
       -------------

       5.1     Solicitation and Placement of Orders from Customers.  SST shall
               ---------------------------------------------------
be responsible for marketing and soliciting orders for Products from Customers in the Territory. SST shall [*] submit all Customer orders to FMT, subject to
Section 6.5 below, and shall provide the following Customer order information:

               (a)     Date of order;

               (b)     Purchase order number;

               (c)     Customer name and contact;

               (d)     Surgeon user(s) of Product;

               (e)     Billing and shipping address of Customer;

               (f)     Telephone and facsimile numbers of Customer; and

               (g)     Product number, quantity, and Customer invoice price.

In addition to the above, for Customer orders outside the U.S., SST shall provide the billing and shipping address of SST, SST's Affiliate, or its Subdistributor.


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

       5.2     Customer Invoice and Payment.  SST shall submit an invoice, in
               ----------------------------
SST's name, to: (i) its U.S. Customers upon FMT's invoice and confirmation of shipment to SST, pursuant to Section 6.3.1, of Products ordered by such U.S. Customer; and (ii) to its non-U.S. Customers upon SST's shipment of Products to such non-U.S. Customer. Such invoice shall cover SST's price to its Customers for the Products in any given shipment plus any freight, taxes, or other costs incident to the purchase or shipment initially paid by FMT but to be borne by SST. SST shall be solely responsible for the collection of all monies due to SST from Customers.


6.     Terms of Purchase of Products by SST.
       ------------------------------------

       6.1     Terms and Conditions.  All orders of Products by SST from FMT
               --------------------
during the term of this Agreement shall be subject to the terms of this Agreement. Nothing contained in any purchase order or the like document submitted by SST to FMT shall in any way modify or add to the terms and conditions in this Agreement.

       6.2     Prices.  For each Product purchased from FMT, SST shall pay to
               ------
FMT an amount equal to: (i) [*] per Product Unit (as described in Exhibit A) for Products to be resold in the United States, and [*] per Product Unit for Products to be resold outside the United States, plus (ii) [*] of the Gross Sales in excess of [*] per Product Unit from the sale of such Product in the United States, and [*] of the Gross Sales in excess of [*] per Product Unit from the sale of such Product outside the United States (the "Product Price"). All prices are in U.S. Dollars. In the event that the Product pricing structure defined in this Section is commercially impractical in a country outside the United States, as determined mutually by the parties, SST and FMT shall negotiate in good faith and mutually determine the appropriate Product price to be paid by SST in such country; provided, the price described above shall remain in effect unless the parties agree in writing to other prices. If the parties fail to reach written agreement upon mutually acceptable terms for the Product pricing in such country within three (3) months of their determination that such Product pricing is impractical in such country, SST shall have no further rights with respect to such country and FMT shall thereafter by free to appoint third parties to distribute Products in such country. The difference between the SST Product Price and SST's price to its Customers shall be SST's sole remuneration for distribution of the Products. FMT has the right at any time to revise the prices with [*] days advance written notice to SST if FMT can provide reasonable documentation indicating that FMT's costs for such Products have increased by [*] or more as of the later of (i) the Effective Date or (ii) the last revision in prices. Such revisions shall apply to all orders received after the effective date of revision. Upon receipt of such notice of an increase in prices, SST may anytime within such [*]days notice terminate the Agreement.

       6.3     Payment.
               -------

               6.3.1 FMT shall submit an invoice to SST upon each shipment of Products ordered by SST and as set forth below. The invoice shall cover SST's Product Price pursuant to Section 6.2(i) above for the Products in a given shipment plus any freight, taxes or other costs incident to the purchase or shipment initially paid by FMT but to be borne by SST. By the [*] of each month, the invoiced amounts for Product shipped in the previous calendar month shall be due in full.


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               6.3.2     Within [*] of the end of the calendar quarter in which
the applicable Products are sold, SST shall provide a detailed accounting on a Product-by-Product basis, showing the calculations used to determine the amounts due to FMT pursuant to Section 6.2(ii) above. On or before the earlier of (i) [*] following the end of the calendar quarter in which such products are sold, or (ii) at such time as [*], SST shall pay to FMT the remaining amounts, if any, due pursuant to Section 6.2(ii) above, calculated by subtracting the amounts previously paid pursuant to Section 6.2(i) above for such Products from the amounts due pursuant to Section 6.2 above. [*]

               6.3.3 SST shall make payments to FMT under this Agreement in immediately available funds to a bank account designated by FMT. All payments due hereunder shall be paid in United States dollars. If any currency conversion shall be required in connection with the payment of any amounts due FMT hereunder, such conversion shall be made by using the daily exchange rate for the purchase of U.S. dollars reported by the Wall Street Journal. Any
                                                 -------------------
payments due hereunder which are not paid within [*] of the date such payments are due shall be subject to a service charge of [*] per month or the maximum rate permitted by law, calculated on the [*] such payment is delinquent. This
Section 6.3.3 shall in no way limit any other remedies available to FMT. SST shall pay all of FMT's costs and expenses (including reasonable attorneys' fees) to enforce and preserve FMT's rights under this Section 6.3.3.

               6.3.4 In the event that SST's account becomes more than sixty (60) days overdue, FMT may, in its sole discretion, require that SST pay for all future orders through an irrevocable letter of credit drawn on a major commercial bank and delivered to FMT at least thirty (30) days prior to requested delivery date, and FMT shall have no obligation to deliver any Products until it receives such letter of credit from SST.

       6.4     Forecasts.
               ---------

               6.4.1     Forecasts.  Beginning [*] after FDA approval of the
                         ---------
first Product and thereafter [*] prior to the first day of each calendar quarter, SST shall provide to FMT a good faith, quarterly written forecast of the number of units of each Product, on a Product-by-Product basis, that SST expects to purchase over the [*] commencing with the first day of the next calendar quarter ("Forecasts"). The Forecasts by SST shall constitute [*] The parties acknowledge that the [*] included in each Forecast are for FMT's planning purposes only and shall not be binding upon the parties. SST and FMT shall meet, by telephone or in person, no less frequently than once per calendar quarter to review Forecasts.

               6.4.2     Subsequent Forecasts.  The parties agree, that in no
                         --------------------
event may [*] any Forecast: (i) in the first year of the Initial Term (as defined in Section 14.1 below), be greater than [*] (ii) in any subsequent year, [*]

               6.4.3     Outstanding Commitments.  At the end of each calendar
                         -----------------------
quarter FMT shall [*] For all Products subject to [*] SST shall be responsible for paying such invoice pursuant to Section 6.3.

       6.5     Order and Acceptance.  All orders for Products submitted by SST
               --------------------
shall be initiated only by the office at SST's address for notice hereunder.


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All orders shall be by means of signed written, telexed or FAXed purchase orders sent to FMT at FMT's address for notice hereunder, and requesting a delivery date during the term of this Agreement; provided, however, that an order may initially be placed orally if a confirmational written, telexed or FAXed purchase order is received by FMT within [*] after said oral order. To facilitate FMT's production scheduling, SST shall: (i) submit purchase orders to FMT at least [*] prior to the requested day of delivery; and (ii) not order more than [*] in any given month [*] unless such order has been pre-approved by FMT. No order shall [*] FMT until accepted by FMT in writing, and FMT shall have no liability to SST with respect to purchase orders that are not accepted. FMT shall use its reasonable efforts to notify SST with respect to purchase orders that are not accepted. FMT shall use its reasonable efforts to notify SST of the acceptance or rejection of an order and of the assigned delivery date for accepted orders within [*] of receipt of the order. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. Once accepted by FMT, SST may cancel or reschedule purchase orders for Products only with FMT's prior written approval. FMT shall use its reasonable efforts to deliver Products at the times specified either in its quotation or in its written acceptance of SST's orders.

       6.6     Taxes.
               -----

               (a) Any and all amounts payable hereunder by SST do not include any government taxes (including without limitation sales, use, excise, withholding, and value-added taxes) or duties imposed by any governmental agency that are applicable to the export, import, or purchase of the Products (other than taxes on the net income of FMT), and SST shall bear all such taxes and duties (including, without limitation, sales, withholding, value-added and similar taxes). When FMT has the legal obligation to collect and/or pay such taxes, the appropriate amount shall be added to SST's invoice and paid by SST, unless SST provides FMT with a valid tax exemption certificate authorized by the appropriate taxing authority.

               (b) All payments by SST specified hereunder (including those under this Article 6) are expressed as net amounts and shall be made free and clear of, and without reduction for, any withholding taxes. Any such taxes, which are otherwise imposed on payments to FMT or SST shall be the sole responsibility of SST. SST shall provide FMT with official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by FMT to establish that such taxes have been paid. If FMT uses a foreign tax credit received by FMT as a result of the payment of withholding taxes by SST and thereby reduces the amount of U.S. income tax that FMT otherwise would have paid, FMT shall refund to SST the amount of such reduction with respect to such foreign tax credit.

       6.7     Shipping.  All Products delivered pursuant to the terms of this
               --------
Agreement shall be suitably packed in FMT's standard shipping cartons, and marked for shipment at either (i) the U.S. address of SST's Customer, or (ii) the address of SST, its Affiliate, or its Subdistributor, as applicable, as provided pursuant to Section 5.1 above, for delivery within [*] to Customer, SST, its Affiliate, or its Subdistributor, as applicable, E.W. (Incoterms 1990) FMT's facility currently located at the address listed for FMT at the beginning of this Agreement or such other location as FMT may designate (the "Shipping Location"), at which time risk of loss shall pass to SST. FMT shall provide confirmation of shipping to SST by submitting an invoice to SST pursuant to
Section 6.3.1 above.  SST has the right to select the carrier, but if it does


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not provide notice to FMT of its preferred carrier on or before [*] prior to the shipment date, FMT may select the carrier. SST agrees to undertake all import formalities required to import the Products into the Territory. All customs, freight, insurance, and other shipping expenses, as well as any special packing expense, shall be paid by SST. SST shall also bear all applicable taxes, duties, and similar charges that may be assessed against the Products after delivery to Customer, or SST or its carrier, at the Shipping Location. All shipments and freight charges shall be deemed correct unless FMT receives from SST, no later than [*] after the shipping date of a given shipment, a written notice specifying the shipment, the purchase order number, and the exact nature of the discrepancy between the order and shipment or discrepancy in the freight cost, as applicable.

       6.8     Product Availability.  Under no circumstances shall FMT be
               --------------------
responsible to SST or any other party for its failure to fill accepted orders, or for its delay in filling accepted orders, when such failure or delay is due to any cause beyond FMT's reasonable control.

       6.9     Return of Defective Products.  In the event that any Product
               ----------------------------
purchased by SST from FMT fails to conform to the warranty set forth in Article 7 hereof, FMT's sole and exclusive liability and SST's exclusive remedy shall be, at FMT's sole election, to repair or replace the Product or credit SST's account for the net amount actually paid for any such Product, provided that
(i) SST promptly notifies FMT in writing that such Product failed to conform and furnishes a detailed explanation of any alleged nonconformity and requests a return material authorization number; (ii) such Product is returned to FMT by SST D.D.P. (Incoterms 1990) FMT's facility in California, United States of America or such other location as FMT may designate, within [*] from the invoice date with the return material authorization number affixed prominently to the outside packaging, and (iii) FMT is satisfied that claimed nonconformities actually exist and were not caused by accident, misuse, neglect, alteration, unusual physical or electrical stress, improper installation, repair or improper testing. If such Product fails to so conform, FMT will reimburse SST for shipment charges for return of the nonconforming Product. No credit will be given for returns made by SST after thirty (30) days from the invoice date.

7.     Warranty.
       --------

       7.1     Customer Warranty.  Any warranty for the Products shall run
               -----------------
directly from FMT to the Customer, and pursuant to the warranty the Customer shall return any allegedly defective Products to FMT. SST shall have no authority to accept any returned Products.

       7.2     FMT Limited Warranties.  Subject to Section 7.3 below, FMT
               ----------------------
warrants that, at the time of shipment, the Products subject to this Agreement
(i) shall be manufactured in accordance with GMP; and (ii) shall materially conform to the Product Specifications and be substantially free from defects in material and workmanship under normal use and service for the applicable warranty period as set forth in Exhibit D hereto. SST's exclusive remedy and FMT's sole liability for breach of the foregoing warranty shall be the remedy set forth in Section 6.9. All defective Products shall be returned to FMT in accordance with Section 6.9. SST shall not pass on to its Customers a warranty or limitation of liability which is more protective of such Customers than the warranty (including the limited remedy and exclusions) set forth in Article 7 and the limitation of liability set forth in Article 10.


[*] - Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

       7.3     Warranty Limitations.  The warranties in Section 7.2 shall not
               --------------------
apply to Products that have been modified or altered in any manner by anyone other than FMT, or to defects caused (i) through no fault of FMT during shipment to or from SST; (ii) by the use or operation in an application or environment other than that intended or recommended by FMT; (iii) by service by anyone other than employees of, or persons approved in writing by, FMT; (iv) by accident, negligence, misuse, other than normal electrical stress or other causes other than normal use; or (v) by storage, usage or handling in any manner inconsistent with the Product label. Replacement Products supplied under this warranty shall carry only the unexpired portion of the original warranty. FMT shall not be liable for misbranding with respect to any product labeling or package insert text provided or used by SST, or any translation thereof and FMT shall not be liable for any adulteration or failure to meet the Product Specifications due to handling or packaging of the Products by SST, its Affiliates, its Subdistributors or agents.

       7.4     Exclusion of Other Warranties.  EXCEPT FOR THE LIMITED WARRANTY
               -----------------------------
PROVIDED IN SECTIONS 7.2 AND 7.3 ABOVE, FMT GRANTS NO OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY STATUTE, IN ANY COMMUNICATION WITH DISTRIBUTOR OR THE CUSTOMER, OR OTHERWISE, REGARDING THE PRODUCT OR THE PRODUCT'S QUALITY, AND FMT SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, AND NONINFRINGEMENT. FMT DOES NOT WARRANT THAT OPERATION OF THE PRODUCTS WILL BE UNINTERRUPTED OR ERROR-FREE. FMT NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME ANY OTHER LIABILITIES ARISING OUT OF OR IN CONNECTION WITH THE SALE OR USE OF ANY FMT PRODUCT. ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ANY PERSON OR ENTITY, INCLUDING EMPLOYEES OR REPRESENTATIVES OF FMT, THAT ARE INCONSISTENT HEREWITH SHALL BE DISREGARDED AND SHALL NOT BE BINDING UPON FMT OR ITS THIRD PARTY SUPPLIERS.

       7.5     Limitation of Liability.  FMT LIABILITY UNDER THE WARRANTY SHALL
               -----------------------
BE LIMITED TO A REFUND OF THE CUSTOMER'S PURCHASE PRICE. IN NO EVENT SHALL FMT BE LIABLE TO DISTRIBUTOR OR ANY THIRD PARTY FOR LOST PROFITS, THE COST OF PROCUREMENT OF SUBSTITUTE GOODS BY THE CUSTOMER, OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES FOR BREACH OF WARRANTY. THIS LIMITATION SHALL APPLY EVEN WHERE FMT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN.

       7.6     End User Warranty and Representations.  SST shall pass on to end
               -------------------------------------
user customers the foregoing standard limited warranties and disclaimer set forth in this Article 7. SST further agrees not to represent the Products in a manner that is inconsistent with the Product label claims or Product literature or to otherwise misrepresent the Products.

       7.7     Indemnity.  SST shall indemnify, defend and hold FMT harmless
               ---------
against all claims, liabilities, costs and expenses (including the reasonable fees of attorneys and other professionals) incurred by, or threatened against, FMT in connection with any representation by SST or SST's personnel inconsistent with the foregoing limited warranty and disclaimer and publications of FMT concerning the Products.

8.     Additional Obligations of SST.
       -----------------------------

       8.1     Promotional Materials.  SST shall, at its own expense, develop,
               ---------------------
in consultation with FMT, promotional materials, including, without limitation, manuals, instructions, advertising literature, brochures, and package insert data sheets for use in the Territory. SST shall (i) provide any and all resources necessary to translate all required materials for use in the Territory, and (ii) provide FMT and the applicable regulatory authorities sufficient quantities of such materials to meet governmental and/or regulatory, and market support requirements. SST shall obtain FMT's prior approval of any promotional materials, sales aids or advertisements pertaining to Products which SST intends to use or publish in the Territory for regulatory compliance, including those materials to be submitted to governmental and/or regulatory authorities.

       8.2     Sales and Inventory Reports.  SST agrees to maintain a point-of-
               ---------------------------
sale and inventory record showing, at a minimum, date sold, quantity and price of each type of Product sold, serial number, shipment information, and the buyers' names and addresses, as well as the quarter-end inventory position on hand for each type of Product. Such records shall be kept at SST's principal place of business for at least three (3) years following the end of the calendar quarter to which they pertain. This information shall be made available to FMT at FMT's request.

       8.3     Minimum Performance Levels.  SST shall use reasonable efforts to
               --------------------------
maximize Product sales in the Territory. During each year, SST shall meet the minimum performance requirements set for in Exhibit E hereto (collectively, "Minimum Performance Requirements"). If SST does not meet the Minimum Performance Requirements during the second and third years of the Initial Term (as defined in Section 14.1 below), or does not meet at least [*] of the Minimum Performance Requirement during the first year of the Initial Term, FMT shall have the right, at its option, to terminate this Agreement for cause pursuant to Section 14.3 hereof. If during the first year of the Initial Term SST does not meet the Minimum Performance Requirement, but does meet at least [*] of the Minimum Performance Requirement, then SST shall [*]; provided however, that if SST does not make up the difference [*], FMT shall have the right, at its option, to terminate this Agreement for cause pursuant to Section
14.3 hereof. FMT shall exercise this right by providing [*] written notice to SST. In such event, SST's rights under this Agreement with respect to the Products shall convert to non-exclusive during the [*] notice period. It is understood and agreed that notwithstanding any other provision of this Agreement, FMT shall be under no obligation to continue the production of any Products.

       8.4     Facilities.  SST shall provide itself with, and be solely
               ----------
responsible for, (i) such facilities, employees, and business organization, and
(ii) such permits, licenses, and other forms of clearance from governmental or regulatory agencies, if any, as it deems necessary for the conduct of its business operations in accordance with this Agreement.

       8.5     Shipping and Storage.  SST shall maintain storage and shipping
               --------------------
facilities and shipping containers for the Products in accordance with the following requirements: (i) SST shall maintain adequate facilities at its


[*] - Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

warehouse(s) to store all Products according to Product package labeling, (ii) SST will monitor and document conditions in its controlled storage areas, and
(iii) SST will ship Products in validated shipping containers, substantially equivalent to FMT's standard shipping containers, using procedures which maintain controlled temperature conditions as specified on the Product label. FMT will supply SST, at SST's request and expense, with FMT standard shipping containers. SST may use shipping containers other than those supplied by FMT; provided that prior to using such shipping containers, SST shall provide FMT with specifications and validation test results for such shipping containers. At mutually agreed upon times, SST shall make available to FMT for inspection, at FMT's expense: (a) SST storage and shipping facilities, shipping containers, and related documentation, or (b) SST's records that establish SST's compliance with FMT's storage and shipping requirements for the Products as described above.

       8.6     Import Permits.  SST shall be responsible for obtaining the
               --------------
appropriate licenses or permits required to import Products into each destination country in the Territory. To the extent permitted by law within the Territory, all such licenses and permits shall specify FMT as the approved entity for importation of the Products in the Territory, and FMT shall have the exclusive rights to all such licenses or permits if this Agreement is terminated for any reason.

       8.7     Registrations, Licenses and Permits.  Except as expressly
               -----------------------------------
provided in Section 9.3 below, if and as required from time to time under the laws of any country or other jurisdiction within the Territory, SST, at SST's expense, shall obtain all registrations, licenses and permits required to comply with the laws and regulations of each country in the Territory for sale and distribution of the Products; provided, however, that no activities in connection with obtaining such registrations, licenses or permits shall be initiated by SST without FMT's prior written approval. SST shall provide to FMT complete copies of all applications, and all registrations, licenses and permits obtained therefrom relating to the Products. To the extent permitted by law, all registrations, approvals, and government authorizations obtained by SST in the Territory with respect to the Products shall be in the name of FMT. Upon the expiration, cancellation, or termination of this Agreement, all registrations, approvals, and government authorizations shall be transferred and delivered to, and shall inure to the benefit of FMT or its designee, to the extent that this is permissible under applicable law, at no cost to FMT other than lawfully imposed transfer fees. In the event that all necessary registrations, licenses and permits required to sell and distribute the Products in the Territory are not obtained within twelve (12) months after the Effective Date of this Agreement, SST and FMT jointly shall review all actions taken and determine what further actions, if any, should be undertaken. FMT shall have the exclusive right to use all such registrations, licenses or permits if this Agreement is terminated for any reason.

       8.8     Product Presentation.  SST agrees to (i) present the Products
               --------------------
fairly to potential Customers; (ii) not to disparage the Products and Product trademarks or FMT in any way; and (iii) do all things reasonable to promote the reputation of the Products and the value of any Product trademark.

       8.9     Health and Safety Laws and Regulations.  SST shall comply fully
               --------------------------------------
with any and all applicable health and safety laws and regulations of the Territory as they relate to the Products. In addition, SST shall monitor the appropriate information sources closely for changes in such laws and regulations, and other requirements in the Territory relating to the distribution of Products in the Territory, and notify FMT promptly in writing of any and all such changes.

       8.10     Copyright and Trademark Protection.  SST shall, at FMT's
                ----------------------------------
request and at FMT's expense, promptly notify FMT of the requirements for copyright and trademark protection and registration for the Products in the Territory and at FMT's request shall assist FMT in fulfilling such requirements.

       8.11     Customer and Sales Reporting.  SST shall, at its own expense,
                ----------------------------
and in a manner consistent with the sales policies of SST:

               (a) place the Products in SST's catalogues as soon as possible, attend such the appropriate trade shows and feature the Products in any applicable trade show that it attends;

               (b) provide adequate contact with existing and potential Customers within the Territory on a regular basis, consistent with good business practice;

               (c) assist FMT in assessing Customers' requirements for the Products, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features; and

               (d) submit market research information, as reasonably requested by FMT, regarding competition and changes in the market within the Territory.

       8.12     Annual Business Plans.  If requested by FMT, SST shall develop
                ---------------------
an annual business plan for the Products which shall include, without limitation, promotion strategy and tactics, and sales and other marketing plans, including, without limitation, such plans for [*] performance [*] Any such Business Plan shall be provided to FMT for prior review. The Business Plan for the first year of this Agreement shall be provided to FMT within [*] after the Effective Date, and no request therefor need be made by FMT. Thereafter, if requested, Business Plans shall be provided to FMT for review by FMT not later than [*] before January 1 of the year to which such Business Plan pertains.

       8.13     Books and Records.  At FMT's request, SST, its Affiliates, and
                -----------------
its Subdistributors agree to furnish a full and detailed statement of such party's business and operations (but only to the extent it relates to the SST relationship created hereby), including, without limitation, any and all sales and inventory records required to be kept pursuant to this Agreement

       8.14     Reports.  SST shall deliver to FMT within [*] after the last
                -------
day of each calendar quarter in which Products are sold a report for such calendar quarter identifying (i) [*] (ii) [*] (iii) [*]

       8.15     Inspection of Books and Records.  SST, its Affiliates, and its
                -------------------------------
Subdistributors shall maintain accurate books and records, which enable the calculation of [*] SST, its Affiliates, and its Subdistributors shall retain the books and records for each quarterly period for three (3) years after the submission of the corresponding report under Section 8.14 hereof. Upon [*] prior notice to SST, independent accountants selected by FMT and reasonably


[*] - Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

acceptable to SST, may have access to the books and records of SST, its Affiliates, and its Subdistributors during normal business hours to conduct a review or audit, solely, however, to the extent necessary for the purpose of verifying the accuracy of SST's payments and compliance with this Agreement. Any such inspection or audit shall be at FMT's expense; however, in the event an inspection reveals [*] in any audit period, SST shall pay the costs of the inspection and promptly pay to FMT any underpayment with interest from the date such amount(s) were due, at [*]

       8.16     Customer Support.
                ----------------

               (a) SST shall maintain knowledgeable sales, marketing, and support personnel to provide instructions to Customers in the use of the Products. SST agrees that such sales, marketing, and support personnel will, at SST's expense, (i) attend hands-on training session relating to the Products as appropriate and (ii) observe the use of Products in applicable surgical applications to improve the clinical knowledge of such personnel relating to the Products. SST shall be fully responsible for any and all technical support of SST's Customers, and shall diligently assist its Customers' personnel in using Products. SST shall, at its expense, provide adequate delivery service for Customers.

               (b) Upon SST's request, at agreed times, FMT shall provide reasonable aid to SST in training sales personnel or to travel with SST sales personnel to assist in problem solving, market needs identification and general market development. Any expenses related to such activities shall be borne by FMT.

               (c) Upon FMT's request and in FMT's sole discretion, FMT may provide direct support to SST's Customers and SST will provide FMT with such Customers' names and information as FMT may reasonably request in order for FMT to provide such support to such Customers.

       8.17     Medical Device Reporting.  Pursuant to governmental medical
                ------------------------
device reporting regulations (e.g. the FDA's Medical Device Reporting (MDR) Regulations, the European Medical Device Vigilance Guidelines, and any other applicable medical device reporting regulations), FMT is required to report to the applicable agency information that reasonably suggests that a Product may have caused or contributed to the death or serious injury or has malfunctioned and that the device would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. Each of FMT and SST agree to supply to the other any such information promptly after becoming aware of it so that each of FMT and SST can comply with governmental reporting requirements. It is understood and agreed that reporting to FMT shall be within twenty-four
(24) hours to enable FMT to comply with FDA reporting requirements. In the event that FMT is required by any regulatory agency to recall a Product, or if FMT or a regulatory authority initiates a Product recall, SST shall cooperate with and assist FMT in locating, and retrieving if necessary, recalled Product from SST's customers. Recalls initiated by FMT or by the FDA shall be at FMT's cost and expense. Except as described in the preceding sentence, SST and FMT shall share equally the costs and expenses of recalls initiated by a regulatory authority. SST shall maintain records of sales of Products by lot number and by end user to whom such Product was sold or otherwise transferred. Upon FMT's request, SST shall provide FMT with access to such records in the event of a Product recall or other quality related issue. SST shall be responsible for


[*] - Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

obtaining all records of its sales to end users in the event of a Product recall or other quality related issue. During the time that the Products are commercially marketed, distributed, or sold by SST, SST also shall promptly forward all Product complaints which it received to FMT. SST shall make available to FMT for inspection SST's process and records for adverse event and other regulatory reporting purposes at mutually agreed upon times and further shall ensure that SST's processes comply with all applicable laws and regulations in the Territory.

       8.18     Product Complaints.  SST shall promptly investigate and monitor
                ------------------
all Customers and/or regulatory complaints and/or correspondence concerning the use of the Products in the Territory. SST shall advise FMT of all complaints relating to the Products as promptly as possible but not more than [*] following the date SST receives such complaint. In addition, within [*] following the date SST receives such complaint, SST shall also provide FMT with a written report, substantially in the form attached hereto as Exhibit H (the "Adverse Experience Report") relating thereto. Any notice to FMT under this
Section 8.17 shall be sent via facsimile and overnight delivery service to the attention of FMT's Director of Regulatory Affairs or to such other address or person as FMT may designate by notice. If SST fails to submit timely any report pursuant to this Section 8.17, FMT may withhold Product shipments under this Agreement until the reporting is received by FMT.

       8.19     Expense of Doing Business.  Any and all obligations associated
                -------------------------
with SST's business shall remain the sole responsibility of SST. Any and all sales and other agreements between SST and its customers are and shall remain SST's exclusive responsibility and shall have no affect on SST's obligations pursuant to this Agreement. SST shall bear the entire cost and expense of conducting its business in accordance with the terms of this Agreement.

       8.20     Notice of Change.  SST shall promptly advise FMT of (i) any
                ----------------
changes in SST's status, organization, personnel, and similar matters, (ii) any changes in the key personnel, organization, and status of any major Customers of FMT in the Territory, and (iii) any political, financial, legislative, industrial or other events in the Territory that could affect the mutual business interests of SST and FMT, whether harmful or beneficial.

       8.21     Standard of Business Practices.  SST shall establish and
                ------------------------------
maintain, and shall cause its employees, consultants and agents to establish and maintain a high standard of ethical business practices in connection with its distribution of Products in the Territory.

       8.22     Notification of Unauthorized Use.  SST shall promptly notify
                --------------------------------
FMT in writing upon its discovery of any unauthorized use or infringement of the Products or FMT's patent, copyright, trademark or other intellectual property rights with respect thereto. FMT shall have the sole and exclusive right to bring an infringement action or proceeding against a third party, and, in the event that FMT brings such an action or proceeding, SST shall cooperate and provide full information and assistance to FMT and its counsel in connection with any such action or proceeding; provided that FMT shall reimburse SST for any expenses (including but not limited to reasonable attorney's fees) incurred by SST.

9.     Additional Obligations of FMT.
       -----------------------------

[*] - Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

       9.1     Supply of Products.  FMT shall be responsible for the
               ------------------
manufacture of Products for sale to SST.

       9.2     Research and Development.  FMT shall be responsible for and
               ------------------------
maintain, at its own expense, ongoing research and development of new products and improvements to existing products, as it deems appropriate. FMT shall use its reasonable efforts to develop products to meet the needs of the market, as identified and provided by SST to FMT from feedback from SST's field selling efforts.

       9.3     Health Regulatory Approvals.  FMT, at its expense, shall use
               ---------------------------
commercially reasonable efforts to obtain and maintain regulatory approvals, including clinical trial approvals, from the FDA and its equivalents in the Territory consistent with such Product's development and to the extent required to sell and distribute the Products in the Territory in the Field of Use. However, in no event shall FMT be obligated to seek regulatory approvals in any country in the Territory, other than the U.S. and E.U. FMT shall file and hold title to all regulatory applications, approvals and supplements thereto.

       9.4     Telephone Marketing and Technical Support.  FMT shall provide a
               -----------------------------------------
reasonable level of telephone marketing and technical support to employees of SST who have been trained by FMT during its normal business hours to answer SST's questions related to Products.

       9.5     Insurance.  FMT shall, at all times during the term of this
               ---------
Agreement, maintain in effect product liability insurance.

       9.6     Samples.  To assist SST's marketing efforts, FMT shall provide
               -------
to SST, in the first year following the Effective Date: (i) [*], (ii) [*] and
(iii) [*] Such demo samples shall be marked as "Not for Human Use." The parties shall mutually agree upon the schedule for delivery of such samples. SST will provide the samples obtained from FMT under this Section 9.6 to its sales force and Customers for promotional and marketing purposes only.
10.     Limited Liability to SST and Others.  FMT's LIABILITY ARISING OUT O
        -----------------------------------
THIS AGREEMENT, THE TERMINATION THEREOF, AND/OR SALE OF THE PRODUCTS SHALL BE LIMITED TO THE AMOUNT PAID BY DISTRIBUTOR FOR PRODUCTS UNDER THIS AGREEMENT.
IN NO EVENT SHALL FMT BE LIABLE TO SST OR ANY OTHER ENTITY FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, OR ANY OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE. THESE LIMITATIONS SHALL APPLY WHETHER OR NOT FMT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN OR IN THE WARRANTY FOUND IN THE PRODUCTS.

11.     Trademarks.
        ----------

       11.1     Use.  During the term of this Agreement, SST shall have the
                ---
right to indicate to the public that it is an authorized distributor of the Products and to advertise and promote (within the Territory) such Products under FMT's trademarks, marks, and trade names identified on Exhibit G as


[*] - Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

modified by FMT pursuant to this Article 11 ("Trademarks"). FMT reserves the right to modify Trademarks or substitute alternative marks for any or all of the Trademarks at any time upon [*] prior written notice. In addition, SST agrees to use those Trademarks in connection with Products as may be designated in writing by FMT. The rights granted under this Article 11 shall automatically terminate on termination or expiration of this Agreement. SST shall not alter or remove any Trademark applied to Products. Except as set forth in this Article 11, nothing contained in this Agreement shall grant to SST any right, title or interest in the Trademarks, whether or not specifically recognized or perfected under applicable laws, and SST irrevocably assigns to FMT all such right, title, and interest, if any, in any Trademarks. At no time during or after the term of this Agreement shall SST challenge or assist others to challenge the Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of FMT.

       11.2     Approval of Representations.  All representations of the
                ---------------------------
Trademarks that SST intends to use shall first be submitted to FMT for approval (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by FMT. SST agrees to fully comply with all reasonable guidelines, if any, communicated by FMT concerning use of the Trademarks. SST may not mark the Products or Product packaging materials with its own Trademarks or the Trademarks of any third party without the prior written consent of FMT; which consent shall not be unreasonably withheld. Notwithstanding the foregoing, SST shall in addition have the right to promote and sell the Products under trademarks, trade names and logotypes of SST selected by SST, which trademarks, trade names and logotypes shall be and shall remain the property of SST. All representations of the Trademarks that SST intends to use shall first be submitted to FMT for approval (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by FMT. SST agrees to fully comply with all reasonable guidelines, if any, communicated by FMT concerning use of the Trademarks. SST may not mark the Products or Product packaging materials with its own trademarks or the trademarks of any third party without the prior written consent of FMT. If any of FMT's Trademarks are to be used in conjunction with another trademark on or in relation to the Products, then the Trademarks shall be presented equally legibly, equally prominently, and of greater size than the other but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

       11.3     Registered User Agreements.  FMT and SST shall enter into
                --------------------------
registered user agreements with respect to the Trademarks pursuant to applicable trademark law requirements in the Territory. SST shall be responsible for proper filing of any such registered user agreements with government authorities within the Territory and shall pay all costs or fees associated with such filing.

12.     Confidentiality.
        ---------------

       12.1     Confidentiality.  SST acknowledges that by reason of its
                ---------------
relationship to FMT hereunder it will have access to certain information and materials concerning FMT's business, plans, customers, technology, and products that are confidential and of substantial value to FMT, which value would be impaired if such information were disclosed to third parties. SST agrees that, for the Term of this Agreement and for [*] thereafter, SST will not use in any way for its own account or the account of any third party, nor disclose to any


[*] - Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

third party except as may be required by law, any such confidential information revealed to it in written or other tangible form or orally, and identified as confidential, by FMT without the prior written consent of FMT. SST shall take every reasonable precaution to protect the confidentiality of such information. Upon request by SST, FMT shall advise whether or not it considers any particular information or materials to be confidential. If SST is required to make any disclosure of FMT's confidential information, to the extent it may legally do so, it will give reasonable advance written notice to FMT of such disclosure and will use its reasonable efforts to secure confidential treatment of such confidential information prior to its disclosure (whether through protective orders or otherwise). In the event of termination of this Agreement, there shall be no use or disclosure by SST of any confidential information of FMT, and SST shall not manufacture or have manufactured any devices, components or assemblies utilizing any of FMT's confidential information. This section shall not apply to any confidential information which is or becomes generally known and available in the public domain through no fault of SST.

        12.2     Confidentiality of Agreement.  Except as required by law, SST
                 ----------------------------
shall not disclose the contents or any term of this Agreement to any person or entity without the prior written consent of FMT.

13.     Indemnity.
        ---------

       13.1     Indemnification of SST.
                ----------------------

               (a) FMT shall indemnify, defend, and hold harmless SST and its directors, officers and employees (each an "SST Indemnitee") from and against any and all liabilities, damages, losses, costs or expenses (including attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "Liability") resulting from a claim, suit or proceeding made or brought by a third party against an SST Indemnitee arising from (a) a failure by FMT to manufacture the Products in accordance with the specifications for such Product, (b) any breach of the FMT representations and warranties set forth in Article 7, (c) any claim alleging loss or damage, personal injury or death, arising out of the operation and/or use of the Product or any of the Products, (d) any claim alleging noncompliance by FMT with the Food, Drug and Cosmetic Act and the regulations promulgated thereunder or similar foreign laws and regulations, or (e) the negligence or willful misconduct of FMT, except to the extent caused by the negligence or willful misconduct of an SST Indemnitee.

               (b) FMT shall defend, or at its option settle, any claims brought against SST by third parties as a result of any infringement by the Products of any U.S. or foreign patent, or copyright existing under the laws of the Territory, and shall reimburse SST for any judgments, damages, cost or expenses payable by SST to a party bringing such action together with reasonable attorneys' fees relating thereto. SST agrees that FMT shall be relieved of its obligations under this Section 13.1(b) unless SST notifies FMT promptly in writing of and gives FMT proper and full information and assistance to settle or defend any such claims. If the Products, or any part thereof, are, or in the opinion of FMT become, the subject of any claim for infringement of such third party patent, or copyrights, or if it is adjudicatively determined that the Products, or any part thereof, infringe any such third party patent or copyright, then FMT may, at its option and expense, either (i) procure for the SST the right under such third party patent or copyright to sell or use, as appropriate, the Products or (ii) replace or modify the

Products or parts thereof, with other suitable and reasonably equivalent technology or parts so that the Products become non-infringing or (iii) if it is not commercially reasonable to take the actions specified in items (i) or
(ii) immediately preceding, terminate this Agreement with ninety (90) days written notice.

               (c) Notwithstanding the provisions of Section 13.1(b) above, FMT assumes no liability for (i) infringements relating to any assembly, circuit, combination, method or process in which any of the Products may be used where the Products when used alone would not result in such an infringement; (ii) infringements involving the modification or servicing of the Products, or any part thereof, unless such modification or servicing was done by FMT; (iii) any trademark infringements involving any marking or branding of the Products not applied by FMT or involving any marking or branding applied at the request of SST; or (iv) the modification of any Products other than with FMT's written consent.

               (d) The foregoing provisions of this Section 13.1 state the entire liability and obligations of FMT, and the exclusive remedy of SST and its Customers, with respect to any alleged product liability claim related to the Products, any alleged breach of the FMT representations and warranties set forth in Article 7, or any alleged infringement of any patents, copyrights, trademarks or other intellectual property rights by the Products or any part thereof.

       13.2     Indemnification of FMT.  SST shall indemnify, defend and hold
                ----------------------
harmless FMT and its directors, officers, employees and agents and the successors and assigns of any of the foregoing (each a "FMT Indemnitee") from any and all claims, losses, costs, liabilities or expenses (including, without limitation, attorneys' fees and other expenses of litigation) (a "Liability") resulting from a claim, suit or proceeding made or brought by a third party against a FMT Indemnitee arising out of (a) any acts or omissions of SST or its employees and agents in the distribution or marketing of Products or otherwise relating to the performance of this Agreement, (b) breach of the SST representations and warranties set forth in this Agreement, (c) any claim alleging noncompliance by SST with the Food, Drug and Cosmetic Act and the regulations promulgated thereunder or similar foreign laws and regulations, except to the extent caused by the negligence or willful misconduct of an FMT Indemnitee, or (d) the negligence or willful misconduct of SST or its employees and agents, except to the extent caused by the negligence or willful misconduct of an FMT Indemnitee.

14.     Term and Termination.
        --------------------

       14.1     Initial Term.  The initial term of this Agreement shall
                ------------
commence on the Effective Date and shall continue in force until [*] from the Effective Date, unless terminated earlier under the provisions of this Article 14 (the "Initial Term"). At the end of the Initial Term, the Agreement shall terminate automatically without notice unless prior to that time the Agreement is extended by mutual written consent of the parties.

       14.2     Extension of Term.  If SST [*] SST shall have the right to
                -----------------
extend the term of this Agreement for an additional [*] if the parties agree in writing on the Minimum Performance Requirement to be met by SST for such subsequent year. SST may exercise this right by providing written notice to


[*] - Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

FMT no later than six (6) months prior to the expiration of the Initial Term.

       14.3     Termination for Cause.  If either party defaults in the
                ---------------------
performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within [*] the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the [*] period, then the Agreement shall automatically terminate at the end of that period. In addition, this Agreement shall automatically terminate if SST fails to pay FMT in accordance with Section 6.3 and such failure shall have continued for [*] after written notice thereof was provided to SST by FMT.

       14.4     Termination for SST Insolvency.  This Agreement may be
                ------------------------------
terminated by FMT effective immediately upon written notice (i) upon the institution by or against SST of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of SST's debts under United States or California law, (ii) upon SST's making an assignment for the benefit of creditors, or (iii) upon SST's dissolution or ceasing to do business.

       14.5     Termination Due to Price Increases.  This Agreement may be
                ----------------------------------
terminated by SST with [*] written notice to FMT following notice from FMT pursuant to Section 6.2 that FMT is increasing Product prices.

       14.6     Termination Relating to Sales of Competing Products.  FMT may,
                ---------------------------------------------------
at its sole discretion, terminate this Agreement with [*] notice if SST shall directly or indirectly develop, market, sell, or otherwise distribute any products or components within the Territory which could compete with the Products, or SST appoints or licenses any third party to develop, market, sell, or otherwise distribute any such products or components which could compete with Products during the Term of this Agreement.

       14.7     Termination for FMT Insolvency or Change in Ownership.  In the
                -----------------------------------------------------
event of any reorganization or bankruptcy of, or any sale of substantially all the assets of, or any transfer of control of more than fifty percent (50%) of the voting power of FMT, FMT may: (i) assign this Agreement to any third party with the written consent of SST, which consent shall not be unreasonably withheld, or (ii) terminate this Agreement by giving [*] written notice to the other party any time within the [*] period following such event. If FMT or its successor exercises such right to terminate the Agreement, it will [*]

       14.8     Effect of Termination.
                ---------------------

               14.8.1     Accrued Obligations.  Expiration or termination of
                          -------------------
this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching party may be entitled to injunctive relief as a remedy for any such breach. Such remedy


[*] - Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

               14.8.2     Inventory.  Within [*] after the effective date of
                          ---------
termination of this Agreement, SST shall use its reasonable efforts to provide FMT with a complete inventory of Products in SST's possession, in transit to SST from FMT or otherwise in SST's control. Upon any expiration or other termination of this Agreement, FMT may inspect SST's Product inventory and audit SST's records.

               14.8.3     Return of Materials.  All trademarks, marks, trade
                          -------------------
names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales and promotional aids of every kind related to the Products or provided by FMT shall remain the property of FMT. Within [*] after the effective date of termination of this Agreement, SST shall destroy all tangible items bearing, containing, or contained in, any of the foregoing, in its possession or control and provide written certification of such destruction, or prepare such tangible items for shipment to FMT, as FMT may direct, at FMT's expense. SST shall not make or retain any copies of any confidential items or information which may have been entrusted to it. Effective upon the termination of this Agreement, SST shall cease to use all trademarks and trade names of FMT. During the term of this Agreement and after any termination or expiration of this Agreement, FMT shall have the right to continue to use and disclose for any purpose Customer lists, Customer data and other Customer information and any and all clinical trial results and other data relating to the Products and provided by SST to FMT during the term of this Agreement.

               14.8.4     Products.  Upon termination of this Agreement, FMT
                          --------
shall [*] and SST shall [*]

               14.8.5     Limitation on Liability.  In the event of termination
                          -----------------------
by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases, inventory or commitments in connection with the business or goodwill of FMT or SST.

               14.8.6    Transition.  Upon termination of this Agreement, SST
                         ----------
shall diligently cooperate with FMT to effect a smooth and orderly transition in the sale of the Products in the Territory. Within [*] of termination or expiration of this Agreement, SST shall deliver to FMT (i) copies of all sales records and call reports for the previous one (1) year, and (ii) a report identifying all outstanding leads for sales of Products and describing the status of any other sales activities regarding the Products. From the time that a notice of termination is received by either party until the effective termination date, SST shall refer all Product inquiries to FMT, shall support FMT's existing Customers in the Territory (but shall not sell them new Products) and shall cooperate fully with any newly appointed distributors.

       14.9     Early Termination for SST Default, Insolvency or Sale of
                --------------------------------------------------------
Competing Products.  In the event that this Agreement is terminated by FMT
------------------
pursuant to Sections 14.3, 14.4, or 14.5 prior to the first anniversary of the Effective Date, SST shall be invoiced, at a price equal to SST's current Product Price, for all Products subject to the current Forecast, but unordered


[*] - Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

by SST during the twelve month period of such Forecast. SST shall be responsible for paying such invoice pursuant to Section 6.3.

       14.10     No Renewal, Extension or Waiver.  Acceptance of any order
                 -------------------------------
from, or sale of, any Products to SST after the date of termination of this Agreement shall not be construed as a renewal or extension hereof, or as a waiver of termination by FMT.

       14.11     Survival.  The provisions of Sections 2.8, 4.2, 6.3, 8.2, 8.7,
                 --------
8.13, 8.14, 8.15, 8.17, 11.1, 14.7, 14.9, and 14.10, and Articles 7, 10, 12,
13, 15, 16, and 17 shall survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

15.      Arbitration.  If a dispute arises between the parties relating to the
         -----------
interpretation or performances of this Agreement or the grounds for the termination thereof, representatives of the parties with decision-making authority shall meet to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If within sixty (60) days after such meeting the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by one (1) arbitrator in Palo Alto, California. Such arbitrator shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the AAA rules. The arbitrator will be instructed to prepare and deliver a written, reasoned opinion stating his decision within thirty (30) days of the completion of the arbitration. Such arbitration shall be concluded within nine (9) months following the filing of the initial request for arbitration. The parties shall bear the costs of arbitration equally and shall bear their own expenses, including professional fees. The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction.

16.     Compliance with Law.
        -------------------

       16.1     U.S. Export Control  Notwithstanding any other provision of
                -------------------
this Agreement, the obligations of FMT to provide the Products, documentation, and any media in which any of the foregoing is contained, as well as any technical assistance, shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau if Export Administration. SST warrants that it will comply with the Export Administration Regulations and other United States laws and regulations governing exports in effect from time to time. SST certifies that unless prior written authorization is obtained from the Bureau of Export Administration or the Export Administration Regulations explicitly permit the re-export without such authorization, it will not export, re-export, or transship, directly or indirectly, the Products, documentation, technical assistance, or any media in which any of the foregoing is contained, or other technology provided hereunder or the direct product thereof, to any country as to which the U.S. Government has placed an embargo against the shipment of products, software or technology which embargo is in effect during the term of this Agreement. This Section 16.1 shall survive any expiration or termination of this Agreement.

       16.2     Governmental Consent.  SST represents and warrants that, as of
                --------------------
the Effective Date of this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority in the Territory which has not been made or obtained by SST prior to the Effective Date is required in connection with the valid execution, performance and delivery of this Agreement. SST shall be responsible for timely filings of this Agreement with any required government agencies or commissions in the Territory. In the event any such agency or governmental entity objects to or disapproves of this Agreement or any provision hereof, FMT shall have the right, in its discretion, to immediately terminate the Agreement.

       16.3     Currency Control.  SST represents and warrants that, on the
                ----------------
Effective Date of this Agreement, no currency control laws applicable in the Territory prevent the payment to FMT of any sums due under this Agreement.

       16.4     Foreign Corrupt Practices Act.  In conformity with the United
                -----------------------------
States Foreign Corrupt Practices Act and with FMT's established corporate policies regarding foreign business practices, SST and its employees and agents shall not directly or indirectly make an offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or the United States Government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist FMT in obtaining, retaining or directing any such business.

       16.5     Intellectual Property Rights Registrations.  SST shall promptly
                ------------------------------------------
notify FMT in writing of, and shall assist FMT with any registrations or filings required to obtain patent, copyright, trademark or other intellectual property rights protection, in FMT's name, for the Products in the Territory under applicable law. FMT shall be responsible for all fees or expenses incurred in connection with such intellectual property rights, registrations or filings.

       16.6     Non-Compliance as Material Default.  Non-compliance by SST or
                ----------------------------------
its employees or agents with this Article 16 shall be deemed to constitute a material default under this Agreement.

17.     Miscellaneous.
        -------------

       17.1     Governing Law.  This Agreement and all acts and transactions
                -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without reference to principles of conflicts of laws. This Agreement shall not be governed by the 1980 United Nations Convention on Contracts for the International Sale of Goods.

       17.2     Notices.  Any notice required or permitted by this Agreement
                -------
shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given three (3) days after deposit in the mail.

               To FMT:        Fusion Medical Technologies, Inc.
                              1615 Plymouth Street
                              Mountain View, CA  94043
                              Attention:  President

               To SST:        Sulzer Spine-Tech Inc.
                              7375 Bush Lake road
                              Minneapolis, MN  55439-2027
                              Attention:  President


          With a copy to:     General Counsel
                              Sulzer Spine-Tech Inc.
                              3 East Greenway Plaza, Suite 1600
                              Houston, TX  77046-0391

       17.3     Force Majeure.  Nonperformance of either party (except for
                -------------
payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, flood, earthquake, governmental acts or orders or restrictions, delay or failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the gross negligence or willful misconduct of the nonperforming party, provided such party uses reasonable efforts to complete its performance as soon as practicable.

       17.4     Assignment.  SST may not assign or transfer this Agreement or
                ----------
any of its rights and obligations under this Agreement without the prior written consent of FMT, except to an Affiliate of SST. Any permitted assignee shall agree to perform the obligations of the assignor of this Agreement, and this Agreement shall be binding on and inure to the benefit of any permitted assignee. FMT may assign or transfer this Agreement.

       17.5     Intellectual Property Rights.  SST agrees that FMT owns all
                ----------------------------
right, title, and interest in (i) the product lines that include the Products, any improvements to the Products, and (ii) all of FMT's patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Products. The use by SST of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.

       17.6     Inspections by Government Agencies.  With respect to any
                ----------------------------------
adverse event or finding affecting the Products, SST shall promptly notify FMT of any inspections by U.S. and foreign national, federal, state or local regulatory agencies (including, without limitation, FDA, EPA, EEOC, OSHA, and corresponding or similar foreign agencies or entities, state agencies or building code inspectors) of its facilities and shall provide FMT with the results of any such inspections, including actions taken by SST or any other entity to remedy conditions cited in such inspections. Without limiting the generality of the foregoing, SST shall provide copies of any written inspection reports issued by such agencies and all correspondence between SST and the agency involved. SST shall cooperate fully with any such regulatory entity during any such inspections. SST will give FMT prompt written notice of any inspections relating to the Products.

       17.7     Representation and Warranty.  SST has not, to its knowledge,
                ---------------------------
committed or aided or abetted any violation of 42 U.S.C. Chapter 7, any regulation promulgated thereunder, or any other federal, state or local law or regulation relating to reimbursements or other payments to individuals or institutions for medical procedures or devices or pharmaceuticals, nor is any current or past action of SST a subject of any investigation or legal proceeding by any governmental or institutional body relating to any such violations or alleged violations.

       17.8     Severability.  If any provision(s) of this Agreement shall be
                ------------
held invalid, illegal or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall be valid and enforceable and the parties shall negotiate in good faith a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

       17.9     Modification Waiver.  This Agreement may not be altered,
                -------------------
amended or modified in any way except by an agreement in writing signed by both parties. The failure of a party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.

       17.10     Entire Agreement.  This Agreement and the exhibits hereto
                 ----------------
represent and constitute the entire agreement between the parties with respect to the subject matter hereof, and supersedes and merges all prior negotiations, agreements and understandings, oral or written, with respect to the matters covered by this Agreement.

       17.11     Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

FUSION MEDICAL TECHNOLOGIES, INC        SULZER SPINE-TECH INC.


By:    _______________________________  By:    ________________________________

Title: _______________________________  Title: ________________________________

Date:  _______________________________  Date:  ________________________________

                                  EXHIBIT A

                                   PRODUCTS


1.     FloSeal Matrix Hemostatic Sealant for Spinal Applications, 1st
Generation.
          o  two-point-five inch (2.5") applicator tip
          o  gelatin matrix in a 5 mL syringe
          o  mixing materials
          o  five thousand (5,000) units of bovine thrombin


2. FloSeal Matrix Hemostatic Sealant for Spinal Application, 2nd Generation, (when available).


3. FloSeal Matrix Hemostatic Sealant for Cranial Application, (when available).


The trademarks for all Products shall be determined prior to the initial sale thereof.

                                  EXHIBIT B

                            PRODUCT SPECIFICATIONS

Product Specifications for C.E. mark certified Product are listed in 4FG-400 attached hereto;

Product Specifications for U.S. PMA approved Product will be attached to this Agreement at such time as the Product is approved by the FDA; and

As may be amended from time to time by FMT.

                                  EXHIBIT C

                                  TERRITORY


Territory: Worldwide, as of the Effective Date, except for the following countries:

[*]
[*]
[*]
[*]


[*] - Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                  EXHIBIT D

                               WARRANTY PERIOD


All Products
------------

     Until the expiration date provided on the Product label; provided that the Product is stored properly and constantly maintained at the temperature stated on such Product label.

                                  EXHIBIT E

               MINIMUM PERFORMANCE REQUIREMENT (PRODUCTS SOLD)


                           Year 1             Year 2             Year 3
FloSeal-I and/or       (July 1, 1999-     (July 1, 2000-     (July 1, 2001-
----------------        -------------      -------------      -------------
FloSeal-II Product      June 30, 2000)     June 30, 2001)     June 30, 2002)
------------------      -------------      -------------      -------------

Worldwide, except
countries listed            [*]                [*]                [*]
on Exhibit C



[*] - Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                  EXHIBIT F

                              PERFORMANCE GOALS



                           Year 1             Year 2             Year 3
FloSeal-I and/or       (July 1, 1999-     (July 1, 2000-     (July 1, 2001-
FloSeal-II Product      June 30, 2000)     June 30, 2001)     June 30, 2002)


Worldwide, except
countries listed            [*]                [*]                [*]
on Exhibit C



[*] - Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                  EXHIBIT G

                                FMT TRADEMARKS


FloSeal Matrix (TM)
FloSeal (TM)
Fusion Medical Technologies Inc.(TM)
Proceed (TM)


[*] - Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                  EXHIBIT H

                          ADVERSE EXPERIENCE REPORT



                               Attached hereto

                                 CONFIDENTIAL

                         FUSION MEDICAL TECHNOLOGIES

                                Specification

        DATE                                                          *
     EFFECTIVE:     F1oSea1TM MATRIX HEMOSTATIC SEALANT
      4-23-99       BOXED KIT, 21/2" TIP, EUROPE                 REVISION: -
    ORIGINATOR:
    M. STRINGER                                                  PAGE 1 OF 3


I.   DESCRIPTION

     The FloSeaPTM Matrix Hemostatic Sealant Boxed Kit, Europe, P/N * . consists of the following: one FloSeal Matrix Hemostatic Sealant, Pouched,
     Sterile, 2 1/2" Tip, P/N   *  *  ; and one Instruction for Use, FloSeal
     Matrix Hemostatic Sealant, 21/2" Tip, Europe, P/N   *  ; and a Thrombin
     Component pouch, all placed in a Cardboard Box, FloSeal Matrix Kit, Europe, 6.35 cm Applicator Tip, P/N * -

     The Thrombin Component Pouch consists of a Thrombin Component Envelope,
     P/N  *   *     ; labeled with a Thrombin Pouch Label, Europe, P/N.  *  ;
     and a FloSeal Thrombin Pouch Label, European Translations, P/N    *     .
     The pouch contains one 1 cc syringe combo, P/N   *   ; a Thrombin, Topical
     (Bovine) U.S.P. vial overlabeled with a Thrombin Overlabel 2 1/4" x 1 1/4"
     P/N   *      ;and Thrombin Saline Diluent vial overlabeled with a Diluent
     Overlabel 23/4" x 1 1/4", P/N   *  .

     The lot number and expiration date printed on the kit box match those printed on the FloSeal Matrix Hemostatic Sealant kits with the box.

    Components:
     Quantity      *                   Description
     --------                          -----------

        1   *   FloSeal Matrix Hemostatic Sealant, Pouched, Sterile, 2 1/2" Tip
        1   *   Instructions for Use, FloSeal Matrix Hemostatic Sealant, 2 1/2"
                Tip, Europe
        1   *   Thrombin Component Envelope
        1   *   Thrombin Pouch Label, Europe
        1   *   FloSeal Thrombin Pouch Label, European Translations
        1   *   Icc. Syringe Combo
        1  N/A  Thrombin, Topical (Bovine) U.&P. vial
        1  N/A  Thrombin Saline Diluent vial


[*] - Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                 CONFIDENTIAL
                         FUSION MEDICAL TECHNOLOGIES

                                Specification


                                                                    *
      F1oSea1TM MATRIX HEMOSTATIC SEALANT BOXED KIT, 4-23-99 2
                       1/2" TIP, EUROPE                         REVISION: -

                                                                PAGE 2 OF 3



        1   *   Thrombin Overlabel 21/4" x 1 1/4"
        1   *   Diluent Overiabel 2 1/4" x 1 1/4"
        1   *   Cardboard Box, FloSeal Matrix Kit, Europe, 6.35 cm Applicator
                Tip

II. APPROVED VENDOR

    N/A.

III.     REQUIREMENTS

       Parameter          Test Method             Specification or Limit
       ---------          -----------             ----------------------
1. FloSeal Matrix         10 SOP 007    One FloSeal Matrix Hemostatic Sealant,
   Hemostatic SealantTM                 Pouched, Sterile, 2" Tip, P/N  *  per
   kits                                 kit box, placed with label *   facing
                                        up.


2. Thrombin              10 SOP 007     One Thrombin Component envelope
   Envelope and                         containing one 1 cc syringe combo,
   Components                           one vial of Thrombin and one
                                        vial of diluent. Envelope is labeled
                                        front and back with label P/N   *   *
                                        (on side opposite the pouch flap) and
                                          *   (on side with the pouch flap).
                                        Thrombin and diluent vials are
                                        overlabeled with label P/N   *   and
                                          *        *   , respectively. Verify
                                        that overlabels are marked with the
                                        Thrombin lot number and expiration date
                                        recorded in 15 SOP 093, which is
                                        located in the Batch Record.



3. Instructions for use  10 SOP 007     One Instructions For Use, P/N   *   ,
                                        per kit box, folded in half with page 1
                                        showing, and placed on top of the
                                        product.
4. Labeling              10 SOP 007     Cardboard box P/N   *   . Lot number
                                        and expiration date on kit box matches
                                        the lot number and expiration date on
                                        the gelatin component pouch    *   ,
                                        within the box.  All laser-printed lot
                                        numbers and expiration dates are


[*] - Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                 CONFIDENTIAL
                         FUSION MEDICAL TECHNOLOGIES

                                Specification


                                                                    *
      F1oSea1TM MATRIX HEMOSTATIC SEALANT BOXED KIT, 4-23-99 2
                       1/2" TIP, EUROPE                         REVISION: -

                                                                PAGE 3 OF 3

                                        clearly printed and legible.
5. Box                   10 SOP 007     Box is undamaged.

                          ADVERSE EXPERIENCE REPORT



              [ADVERSE EXPERIENCE REPORT PAGE ONE DEPICTED HERE]


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                          ADVERSE EXPERIENCE REPORT



              [ADVERSE EXPERIENCE REPORT PAGE TWO DEPICTED HERE]




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